UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2022

MAGELLAN HEALTH INC
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4801 E. Washington Street
Phoenix, Arizona		85034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 642-1716
(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGLN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed, on January 4, 2021, Magellan Health, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centene Corporation, a Delaware corporation (“Centene”), and Mayflower Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Centene (“Merger Sub”). On January 4, 2022 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Centene.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2021 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.02.

Effective as of the Closing Date, all amounts outstanding under that certain Credit Agreement, dated as of September 22, 2017, among the Company, as borrower, the lenders from time to time party thereto, and MUFG Bank, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD.), as administrative agent (as amended by Amendment No. 1 to Credit Agreement, dated as of August 13, 2018, and as further amended by Amendment No. 2 to Credit Agreement, dated as of February 27, 2019, the “Credit Agreement”) were repaid, and the Credit Agreement, including any commitments thereunder, and all related loan documents were terminated.

Effective as of the Closing Date and contingent upon the consummation of the Merger, the Company terminated the Magellan Health, Inc. 2014 Employee Stock Purchase Plan, as amended and restated May 24, 2018.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, which is incorporated herein by reference in this Item 2.01, on the Closing Date the Merger was completed pursuant to the terms and conditions of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock owned by the Company, any shares of Company Common Stock owned by Centene or Merger Sub, any shares of Company Common Stock as to which appraisal rights have been properly exercised, and any shares of Company Common Stock underlying restricted stock awards of the Company) was automatically cancelled and converted into the right to receive $95.00 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, each outstanding Company restricted stock award held by a nonemployee Company director was converted into the right to receive the Merger Consideration. Further, each outstanding Company restricted stock award (other than those held by nonemployee directors), time-based restricted stock unit, performance-based restricted stock unit, stock option and phantom cash unit was converted into a corresponding Centene award, in each case, that is governed by the same terms and conditions as were applicable to such Company equity award immediately prior to the Effective Time, with equivalent fair market value determined in accordance with the terms of the Merger Agreement (with Company performance-based restricted stock units converting at the target level of performance into Centene time-based restricted stock units).

The aggregate Merger Consideration was approximately $2.5 billion in cash. Centene financed a portion of the Merger Consideration with the net proceeds from a notes offering.

The description of the Merger and the Merger Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 3.01.

On the Closing Date, the Company notified the NASDAQ Global Select Market (the “NASDAQ”) of the consummation of the Merger and requested that the NASDAQ (i) suspend trading of the shares of Company Common Stock, which traded under the symbol “MGLN”, on the NASDAQ following the close of trading on the Closing Date, (ii) withdraw from listing on the NASDAQ the shares of Company Common Stock and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the shares of Company Common Stock are no longer listed on the NASDAQ and to apply for the deregistration of the shares of Company Common Stock under Section 12(b) of the Exchange Act. The Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 3.03.

Item 5.01. Changes in Control of Company.

The information contained in the Introductory Note, Item 2.01, Item 3.01 and Item 5.02 are incorporated herein by reference in this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Centene.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note, Item 2.01 and Item 5.01 is incorporated herein by reference in this Item 5.02.

As of the Effective Time, pursuant to the terms of the Merger Agreement, Swati Abbott, Christopher J. Chen, Kenneth J. Fasola, Peter A. Feld, Mural R. Josephson, G. Scott MacKenzie, Leslie V. Norwalk, Guy P. Sansone and Steven J. Shulman ceased serving as directors of the Company, and Katie Casso, the director of Merger Sub immediately prior to the Effective Time, became the director of the Surviving Corporation.

As of the Effective Time, pursuant to the terms of the Merger Agreement, each of the Company’s officers as of immediately prior to the Effective Time ceased to be an officer of the Company, and Katie Casso, Tricia Dinkelman and Christopher Koster, the officers of Merger Sub immediately prior to the Effective Time, became the officers of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of the certificate of incorporation and the bylaws of the Surviving Corporation was amended and restated in its entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On the Closing Date, immediately following the Merger, the Company gave notice of its intention to redeem all of its outstanding $360,000,000 aggregate principal amount 4.400% Senior Notes due 2024 (CUSIP No. 559079AK4; ISIN No. US559079AK49) (the “Notes”) on January 19, 2022 (the “Notes Redemption Date”), at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed or (b) the sum of the present values of the remaining scheduled payments on the Notes to be redeemed consisting of principal and interest, exclusive of interest accrued to the Notes Redemption Date that would be due if the notes matured on July 22, 2024, discounted to the Notes Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 40 basis points, plus, in each case, accrued and unpaid interest to the Notes Redemption Date, in accordance with the terms of the indenture, dated as of September 22, 2017 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of September 22, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and Trustee.

The Company has irrevocably deposited, or has caused an irrevocable deposit of, sufficient funds with the Trustee to fund the redemption of the Notes on the Notes Redemption Date. As a result, the Company has been released from its obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the date of such deposit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 4, 2021, by and among Centene Corporation, Mayflower Merger Sub, Inc. and Magellan Health, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 4, 2021).

3.1	Amended and Restated Certificate of Incorporation of Magellan Health, Inc.
3.2	Amended and Restated Bylaws of Magellan Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.
Dated: January 4, 2022	By:	/s/ Katie Casso
		Name:	Katie Casso
		Title:	President